CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                            Gumbiner Savett Inc.
                        Certified Public Accountants

Board of Directors
Preventia, Inc.

We hereby consent to the use in the prospectus constituting a part of this S-1 Registration Statement and amendments of our report dated October 20, 2010, relating to the financial statements of Preventia, Inc., which are contained in that prospectus.

We also consent to the reference to us under the caption "Experts" in the prospectus.


Yours Truly,

/s/Gumbiner Savett Inc.
------------------------
Gumbiner Savett Inc.
Santa Monica, CA 90404

January 24, 2011